                                                     Exhibit 20.1
                                                      Page 1 of 4

       M O N T H L Y   S E R V I C E R   C E R T I F I C A T E
            D E A L E R   N O T E   T R U S T   1 9 9 0
                      _______________________
                     F L O A T I N G   R A T E
        P A S S  -  T H R O U G H   C E R T I F I C A T E S

The undersigned, a duly authorized representative of Navistar Financial Corporation ("NFC"), as Servicer pursuant to the Pooling & Servicing Agreement dated as of December 1, 1990 (the "Agreement") by and among NFC, Navistar Financial Securities Corporation ("NFSC") and The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, does hereby certify, with respect to the Due Period ending January 31, 19976 and the related Distribution Period ending February 25, 1997 as follows:

1.   NFC is Servicer under the Agreement.

2.   The undersigned is a Servicing Officer.

3.   The amount of the Advance, if any, for the prior
     Due Period is equal to . . . . . . . . . . . . . . . . . . . .$293,581.66

4.   The amount of Dealer Finance Charge Collections
     for the prior Due Period was equal to  . . . . . . . . . . .$3,575,900.10

5.   The amount of NITC Finance Charges for the prior
     Due Period was equal to  . . . . . . . . . . . . . . . . . .$1,726,153.41

6.   The aggregate amount of all payments made pursuant
     to Section 4.03 on the prior Distribution Date was
     equal to . . . . . . . . . . . . . . . . . . . . . . . . . .$5,470,519.66

7.   The Deficiency Amount as of the immediately preceding
     Distribution Date was equal to . . . . . . . . . . . . . . . . . .  $0.00

8.   The Available Subordinated Amount as of the
     beginning of the Due Period was equal to . . . . . . . . . $72,535,018.01

9.   The Maximum Subordinated Amount as of the
     beginning of the Due Period was equal to . . . . . . . . . $72,535,018.01

10.  The Projected Spread for the Distribution
     Period is equal to . . . . . . . . . . . . . . . . . . . . .$5,849,598.23

11.  The amount on deposit in the Spread Account
     as of the Spread Account Funding Date
     was equal to . . . . . . . . . . . . . . . . . . . . . . . .$6,348,250.13

12.  The principal amount of Dealer Notes outstanding
     as of the end of the Due Period is equal to. . . . . . . .$614,275,482.48

13.  The average daily balance of Dealer Notes outstanding
     during the Due Period is equal to  . . . . . . . . . . . .$610,955,996.68

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                                                     Exhibit 20.1
                                                      Page 2 of 4


14.  The amount of the Monthly Servicing Fee for
     the Due Period is equal to . . . . . . . . . . . . . . . . . .$509,130.00

15.  The amount of the Investor Monthly Servicing Fee
     for the Due Period is equal to . . . . . . . . . . . . . . . .$416,305.88

16.  The amount of Dealer Finance Charges for the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . . .$3,108,956.12

17.  The amount of NITC Finance Charges for the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . . .$2,018,855.07

18.  The amount of Interest Income for the Due Period is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . . .$5,343,697.54

19.  The amount of Investor Interest Income for the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . . .$2,377,898.14

20.  The amount of the Seller Interest Income for the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . . . .$530,202.24

21.  The average daily Seller Interest during the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . .$104,343,250.88

22.  The Total Investor Percentage for the Due Period is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . . . .  81.76809%

23.  The Excess Servicing for the Due Period is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . . .$1,926,467.16

24.  The Deficiency Amount as of the current Distribution
     Date ( after giving effect to the payments made pursuant to
     Section 4.03 of the Agreement) is equal to . . . . . . . . . . . .  $0.00

25. The amount of the Deficiency Amount specified in 24 above allocable to each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

26.  The total amount of Advance Reimbursements for the
     Due Period is equal to . . . . . . . . . . . . . . . . . . . . . .  $0.00

27.  The aggregate amount to be deposited in
     the Distribution Account on the Transfer
     Date for distribution on the Distribution
     Date to the Investor Certificateholders
     is equal to. . . . . . . . . . . . . . . . . . . . . . . . .$2,356,931.39

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                                                     Exhibit 20.1
                                                      Page 3 of 4


28. The amount to be paid out to the Holders of each Class on the Distribution Date in respect of Investor Certificate Interest:

          Class A1  . . . . . . . . . . . . . . . .  $305,705.06

          Class A2  . . . . . . . . . . . . . . . .  $525,260.83

          Class A3  . . . . . . . . . . . . . . . .  $529,427.50

          Class A4  . . . . . . . . . . . . . . .    $996,538.00

29.  The aggregate principal amount of Dealer Notes
     repaid during the Due Period is equal to . . . . . . . . .$194,609,876.61

30.  The aggregate principal amount of Dealer Notes
     purchased by the Trust during the Due Period is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . .$245,736,139.35

31.  The aggregate principal amount of Investment
     Securities as of the end of the Due Period
     is equal to. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

32.  The amount of Principal Losses for the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

33.  The amount of the Investor Loss Amount is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

34.  The Maximum Subordinated Amount as of the
     Distribution Date (after giving effect to
     the transactions set forth in Section 4.03
     of the Agreement) is equal to. . . . . . . . . . . . . . . $67,522,750.79

35.  The Available Subordinated Amount as of the
     Distribution Date (after giving effect to
     the transactions set forth in Section 4.03
     of the Agreement) is equal to. . . . . . . . . . . . . . . $67,522,750.79

36.  The Seller Interest as of the end of the Due
     Period is equal to . . . . . . . . . . . . . . . . . . . .$106,415,482.48

37.  The Minimum Seller Interest (after giving
     effect to the transactions set forth in
     Section 4.03 of the Agreement) is equal to . . . . . . . . $93,954,100.00

38.  The amount on deposit in the Spread Account
     (after giving effect to the transactions set
     forth in Section 4.03 of the Agreement)
     is equal to. . . . . . . . . . . . . . . . . . . . . . . . .$5,849,598.23

                                                     Exhibit 20.1
                                                      Page 4 of 4


AMORTIZATION TERM

39.  The Class Loss Amount for the Due Period for each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

40.  The Class Charged-Off Amounts for each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

41.  The amount of Principal Collections on deposit in
     the Certificate Principal Account. . . . . . . . . . . . . $32,337,207.89

42. The amount of such Principal Collections allocable to each Amortizing Class:

          Class A1 . . . . . . . . . . . . . . . .$32,337,207.89

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

43.  The amount on deposit in the Liquidity Reserve
     Account (after giving effect to the transactions
     made pursuant to Section 4.03 of the Agreement)
     is equal to. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of February, 1997.

                         NAVISTAR FINANCIAL CORPORATION,
                         as Servicer



                         By:/s/ R. W. Cain
                                R. W. Cain
                         ITS:   Vice President and Treasurer